Exhibit 99.1

Sutor Regains Compliance with NASDAQ Minimum Bid Price Requirement

CHANGSHU, China, July 14, 2015 -- Sutor Technology Group Limited (the "Company" or "Sutor") (Nasdaq: TOR), one of the leading China-based manufacturers and service providers for fine finished steel products used by a variety of downstream applications, today announced that it has regained compliance with the minimum bid price requirement for continued listing on NASDAQ Capital Market.

As previously disclosed, the Company received a notice from the NASDAQ Stock Market on August 8, 2014, indicating that the Company’s common stock failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive business days as required by the Listing Rules of The Nasdaq Stock Market. On July 13, 2015, the Company received a letter from the NASDAQ Listing Qualifications department stating that because the Company maintained the closing bid price of its common stock at $1.00 per share or greater for the last 10 consecutive business days, from June 26, 2015 to July 10, 2015, they determined that the Company has regained compliance with the minimum bid price requirement.

The Company will continue to strive to increase shareholder value. In connection with our transformation and upgrading, we implemented a series of measures to improve our brand value and recognition including changing trading symbol to “TOR” (which stands for “Transformation, Opportunity and Remolding”), launching mobile application for fine finished steel products and completing two new precision cold rolling processing production lines. We believe, as we carry forward strategic measures in the future, we will become a more recognizable fine finished steel supply chain service provider.

About Sutor Technology Group Limited

Sutor is one of the leading China-based manufacturers and service providers for high-end fine finished steel products and welded steel pipes used by a variety of downstream applications. The Company utilizes a variety of in-house developed processes and technologies to convert steel manufactured by third parties into fine finished steel products, including hot-dip galvanized steel, pre-painted galvanized steel, acid-pickled steel, cold-rolled steel and welded steel pipe products. The Company also provides fee-based steel processing services to customers, including industrial peers. To learn more about the Company, please visit http://www.sutorcn.com/en/index.php.

Forward-Looking Statements

This press release includes certain statements that are not descriptions of historical facts, but are “forward-looking statements” in nature within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, among others, those concerning our expected financial performance, liquidity and strategic and operational plans, our future operating results, our expectations regarding the market for our products, our expectations regarding the steel market, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause our actual results to differ materially from those anticipated, expressed or implied in the forward-looking statements. These risks and uncertainties include, but not limited to, the factors mentioned in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended June 30, 2014, and other risks mentioned in our other reports filed with the Securities Exchange Commission (“SEC”). Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system (EDGAR) at http://www.sec.gov. The words "believe," "expect," "anticipate," "project," "targets," "optimistic," "intend," "aim," "will" or similar expressions are intended to identify forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. The Company assumes no obligation and does not intend to update any forward-looking statements, except as required by law.

For more information, please contact:

Investor Relations

Sutor Technology Group Limited

Tel: +86-512-5268-0988

Email: investor_relations@sutorcn.com